Post-Effective Amendment No. 2
Registration No. 033-55922-99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
____________________________

ASHLAND INC.
(Exact name of Registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	20-0865835 (I.R.S. Employer Identification No. )

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, KY 41012-0391
(859) 815-3333

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
_____________________________

Ashland Inc. 1993 Stock Incentive Plan
(Full title of the Plan)
______________________________

David L. Hausrath, Esq.
Senior Vice President and General Counsel
50 E. RiverCenter Boulevard
P.O. Box 391
Covington, KY 41012-0391
(859) 815-3333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large Accelerated Filer ☑	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company.)

EXPLANATORY NOTE

The securities offering issued pursuant to this Registration Statement by Ashland Inc. (“Ashland”), has terminated.  186,952 shares of Ashland Common Stock issued pursuant to this Registration Statement remain unsold.  Ashland hereby deregisters all remaining 186,952 shares registered pursuant to the Ashland Inc. 1993 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covington, Commonwealth of Kentucky, on July 23, 2008.

ASHLAND INC. (Registrant)

By:	/s/ David L. Hausrath
Name: David L. Hausrath
Title: Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities indicated on July 23, 2008.

	Signature	Title

	*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
James J. O'Brien

	/s/ Lamar M. Chambers	Senior Vice President, Chief Financial Officer and Controller (Principal Financial Officer and Principal Accounting Officer)
Lamar M. Chambers

	*	Director
Roger W. Hale

	*	Director
Bernadine P. Healy

	*	Director
Kathleen Ligocki

	*	Director
George A. Schaefer, Jr.

	*	Director
Theodore M. Solso

	*	Director
Michael J. Ward

*By:	/s/ David L. Hausrath
David L. Hausrath Attorney-in-fact